EXHIBIT 99.2
SEASPINE HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On May 20, 2021, SeaSpine Holdings Corporation (the "Company"), announced the closing of the previously announced acquisition (the "Transaction") of 7D Surgical Inc. (the "7D"), a Toronto-based company that develops advanced optical technologies and machine vision-based registration algorithms to improve surgical workflow and patient care.

The accompanying unaudited pro forma combined statements of financial position as at March 31, 2021, and the unaudited pro forma combined statements of operations and comprehensive income for the year ended December 31, 2020 and three months ended March 31, 2021 (the "Unaudited Pro Forma Statements"), have been prepared in accordance with general accepted accounting principles in the United States of America (U.S. GAAP) and Regulation S-X. Accounting policies used in the preparation of the Unaudited Pro Forma Statements are consistent with those disclosed in the Company's audited consolidated financial statements as at and for the year ended December 31, 2020 (the "Annual Financial Statements") and the unaudited consolidated financial statements as at and for the three months ended March 31, 2021 (the "Interim Financial Statements").

The note disclosure requirements of annual consolidated financial statements provide additional disclosures to that required for pro forma condensed consolidated financial statements. The Unaudited Pro Forma Statements have been prepared from the Interim Financial Statements and the Annual Financial Statements, and should be read in conjunction with the Interim Financial Statements and the Annual Financial Statements.

The accompanying unaudited pro forma combined statements of financial position as at March 31, 2021, has been prepared to give effect to the Transaction as if it had occurred on March 31, 2021. The unaudited pro forma combined statements of operations and comprehensive income for the year ended December 31, 2020 and the three months ended March 31, 2021 have been prepared to give effect to the Transaction as if it had occurred on January 1, 2020.

The pro forma adjustments are based on the best information available and assumptions that the Company believes are factually supportable and reasonable; however, such adjustments are subject to change. The unaudited pro forma combined financial information is for illustrative and informational purposes only and is not intended to reflect what the Company's consolidated statements of income would have been had the Transaction occurred on the dates indicated and is not necessarily indicative of the Company's future consolidated statements of income.

SEASPINE HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENTS OF FINANCIAL POSITION
AS OF MARCH 31, 2021
(Expressed in United States dollars unless otherwise noted)

	SeaSpine Holdings Corporation (US GAAP)	7D Surgical Inc. (US GAAP)	Pro Forma Transaction Adjustment	Notes	Combined Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$87,749	$8,596	$44,281	(a), (b), (c), (f)	$140,626
Trade accounts receivables	25,030	2,807	—		27,837
Inventories, net	58,182	952	—		59,134
Prepaid expenses and other	2,729	79	—		2,808
Total current assets	173,690	12,434	44,281		230,405
Property, plant and equipment, net	35,779	698	—		36,477
Right of use assets	7,274	—	—		7,274
Intangible assets, net	13,373	288	45,712	(a)	59,373
Other assets	300	142	—		442
GOODWILL	—		55,340	(a)	55,340
Total assets	230,416	13,562	145,333		389,311
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable, trade	12,086	461	2,554	(e)	15,101
Accrued compensation	7,346	44	—		7,390
Accrued commissions	9,051	382	—		9,433
Income tax payable	—	5	—		5
Short-term debt	1,393	237	(1,630)	(f), (g)	—
Short-term lease liability	2,159	—	—		2,159
Other accrued expenses and current liabilities	7,893	2,513	(2,513)	(f)	7,893
Total current liabilities	39,928	3,642	(1,589)		41,981
Long-term debt	24,781	—	(24,781)	(c), (g)	—
Long-term lease liability	6,349	—	—		6,349
Other liabilities	91	972	—		1,063
Total liabilities	71,149	4,614	(26,370)		49,393
SHAREHOLDERS' EQUITY (DEFICIT)
Common stock	279	25,677	(25,111)	(a), (b)	845
Additional paid-in capital	389,198	791	175,281	(a), (b)	565,270
Accumulated other comprehensive income	1,767	(1)	1	(a)	1,767
Accumulated deficit	(231,977)	(17,519)	21,532	(a), (e), (g)	(227,964)
Total stockholders' equity	159,267	8,948	171,703		339,918
Total liabilities and stockholders' equity	230,416	13,562	145,333		389,311

SEASPINE HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2020
(Expressed in United States dollars unless otherwise noted)

	SeaSpine Holdings Corporation (US GAAP)	7D Surgical Inc. (US GAAP)	Pro Forma Transaction Adjustment	Notes	Combined Pro Forma
Total revenue, net	$154,345	$8,123	$—		$162,468
Cost of Goods sold	56,841	2,963	3,499	(a)	63,303
Gross profit	97,504	5,160	(3,499)		99,165
Operating expenses
Sales and marketing	84,304	878	—		85,182
General and administration	35,874	6,263	—		42,137
Research and development	16,258	558	—		16,816
Intangible amortization	3,169	55	545	(a)	3,769
Impairment of intangible assets	1,325	—	—		1,325
	140,930	7,754	545		149,229
Operating loss	(43,426)	(2,594)	(4,044)		(50,064)
Other (income) loss, net	(463)	(108)	(3,621)	(e) (g)	(4,192)
Loss before income taxes	(42,963)	(2,486)	(423)		(45,872)
Provision for income taxes	218	10	—		228
Net loss	(43,181)	(2,496)	(423)		(46,100)

Other comprehensive (loss) income
Foreign currency translation adjustments	690	(1)	—		689
Comprehensive loss	(42,491)	(2,497)	(423)		(45,411)
Net loss per share, basic and diluted	1.59	—	—		1.24
Weighted average shares used to compute basis and diluted net loss per share	27,222	—	—		36,687

SEASPINE HOLDINGS CORPORATION
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(Expressed in United States dollars unless otherwise noted)

	SeaSpine Holdings Corporation (US GAAP)	7D Surgical Inc. (US GAAP)	Pro Forma Transaction Adjustment	Notes	Combined Pro Forma
Total revenue, net	$41,954	$2,953	$—		$44,907
Cost of Goods sold	15,366	1,147	791	(a)	17,304
Gross profit	26,588	1,806	(791)		27,603
Operating expenses
Sales and marketing	23,399	728	—		24,127
General and administration	10,427	2,069	—		12,496
Research and development	4,506	151	—		4,657
Intangible amortization	792	14	136	(a)	942
Impairment of intangible assets	—	—	—		—
	39,124	2,962	136		42,222
Operating loss	(12,536)	(1,156)	(927)		(14,619)
Other loss (income), net	159	(41)	(130)	(d) (f)	(12)
Loss before income taxes	(12,695)	(1,115)	(797)		(14,607)
Provision for income taxes	25	—	—		25
Net loss	(12,720)	(1,115)	(797)		(14,632)
Other comprehensive (loss) income Foreign currency translation adjustments	(357)	—	—		(357)
Comprehensive loss	(13,077)	(1,115)	(797)		(14,989)
Net loss per share, basic and diluted	0.46	—	—		0.40
Weighted average shares used to compute basis and diluted net loss per share	27,913	—	—		37,378

SEASPINE HOLDINGS CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.BASIS OF PRESENTATION

The pro forma adjustments are based on the best information available and assumptions that the Company believes are factually supportable and reasonable; however, such adjustments are subject to change. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to reflect what the Company's consolidated statements of income would have been had the Transaction occurred on the dates indicated and is not necessarily indicative of the Company's future consolidated statements of income.

The Unaudited Pro Forma Statements have been derived from, and should be read in conjunction with the following:

–The Company's audited consolidated financial statements for the year ended December 31, 2020
–The Company's unaudited condensed interim consolidated financial statements for the three months ended March 31, 2021
–7D's audited consolidated financial statements for the year ended March 31, 2021

The Unaudited Pro Forma Statements are presented in United States Dollars and all values are rounded to the nearest thousands, except where otherwise noted. 7D's consolidated statements of operation have been translated from the Canadian Dollar to the United States Dollar using the period-to-date average rate for the period presented. The consolidated statement of financial position have been translated from the Canadian Dollar to the United States Dollar using the spot rate as at March 31, 2021.

The Unaudited Pro Forma Statements do not reflect any operating synergies, related cost savings or revenue             enhancements that may be achieved, or costs to integrate the operations of the Company and 7D. Further, adjustments have not been made to reflect the administrative efficiencies of combining the operations of the Company and 7D.

2.PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The Unaudited Pro Forma Statements reflect the purchase of 7D for total cash consideration of $110 million. The Unaudited Pro Forma Statements have been prepared in accordance with ASC 805 - Business Combinations, whereby the excess of the aggregate consideration over the fair value of the identifiable net assets is allocated to goodwill and intangible assets given management is in the process of finalizing the purchase price allocation.

The unaudited pro forma consolidated financial statements reflect the following adjustments:

a) The following summarizes goodwill and intangible assets:

Cash consideration	$27,500
Share consideration	82,500
Intangible asset identified*	46,000
Other net assets acquired	8,660
Goodwill and intangible assets	55,340
* Total net assets acquired include preliminarily identified intangible assets acquired in its acquisition of 7D as of May 20, 2021 of $46 million (the closing date of the acquisition and date of the purchase price allocation). They include developed technology, tradenames and customer relationships.

	7D historical	Transaction adjustments	Pro forma combined
Developed technology	$288	$39,712	$40,000
Other intangibles	—	6,000	6,000

The Unaudited Pro Forma Statements reflect the adjustment of historical intangible assets acquired by the Company to their estimated fair values. Since all information required to perform a detailed valuation analysis of 7D’s intangible assets could not be obtained as of the date of this filing, for purposes of these Unaudited Pro Forma Statements, the Company used certain assumptions based on the preliminary analysis of a 3rd party valuation firm. The following table summarizes the estimated fair values of 7D identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization.

	Estimated fair value	Estimated useful life in years	Annual amortization	Three months amortization
Cost of goods sold	$40,000	10	$4,000	$1,000
Historical amortization included in Cost of goods sold			(501)	(209)
Transaction adjustment to cost of goods sold			$3,499	$791

Intangible amortization	$6,000	10	$600	$150
Historical amortization expense			(55)	(14)
Transaction adjustments to amortization			$545	$136
These preliminary estimates of fair value and estimated useful lives will likely differ from final amounts the Company will calculate after completing a detailed valuation analysis.

b) In April 2021, the Company entered into an Underwriting Agreement with Piper Sandler & Co., Canaccord Genuity LLC, and Stifel, Nicolaus & Company, Incorporated relating to the issuance and sale of 4,500,000 shares of the Company's common stock at a price to the public of $19.50 per share, before underwriting discounts and commissions. Under the terms of that agreement, the Company granted the underwriters an option, exercisable for 30 days, to purchase up to an additional 675,000 shares of common stock. The underwriters exercised this option and the offering closed on April 20, 2021 with the sale of 5,175,000 shares of common stock, resulting in net proceeds to the Company of approximately $95 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company used a portion of the net proceeds from the offering to repay all of its outstanding borrowings under its credit facility with Wells Fargo Bank, National Association (the "Credit Facility").

The table below sets forth the Company's debt and capitalization as of December 31, 2020, as follows:

	As of December 31, 2020
	Actual	As adjusted
Long-term debt	$20,000	$—
SHAREHOLDERS' EQUITY
Common stock, $0.01 par value; 60,000 authorized; 27,729 shares issued and outstanding, actual and 32,904 shares, as adjusted at December 31, 2020	279	329
Additional paid-in capital	389,198	483,679
Accumulated other comprehensive income	1,767	1,767
Accumulated deficit	(231,977)	(231,977)
Total shareholders' equity	159,267	253,798
Total capitalization	$179,267	$253,798

c) On April 19, 2021, the Company repaid the entire $20.0 million of outstanding borrowings under the Credit Facility.

d) Given the Unaudited Pro Forma Statements have been presented as if the Transaction occurred on January 1, 2020, the corresponding interest expense associated with the entire $20.0 million of outstanding borrowings under the Credit Facility is removed.

e) In order to complete the transaction, the Company paid total transaction costs of $1,705,433, and 7D paid total costs of $847,824. Transaction costs are expensed and are adjusted through retained earnings on the Pro Forma Statement of Financial Position.

f) In May 2021, the Company repaid all the outstanding government debt related to the contribution agreements with the FedDev programs and 7D’s loan under the Paycheck Protection Program (PPP) of the Coronavirus Aid, Relief, and Economic Security Act. Given the Unaudited Pro Forma Statements have been presented as if the Transaction occurred on January 1, 2020, the corresponding interest expense is removed.

g) On June 14, 2021, the Company received full forgiveness of the $6.2 million balance of its PPP loan.

h) The Company also decided to issue new share-based awards to the employees of 7D that replace their unvested 7D stock-based awards. The replacement share-based awards vest over post combination service periods that range from 1.6 to 4.6 years. The Company concluded that these new compensation arrangements were not material under S-X 11-01(a)(8).